THE MENTOR FUNDS

                                Amendment No. 7
                                       to
                              DECLARATION OF TRUST
                             dated January 20, 1992



         This Declaration of Trust is amended as follows:

1. Section 5 of Article III is hereby amended by replacing the reference therein to "Mentor Income Portfolio" with a reference to "Mentor High Income Portfolio".

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         This Amendment is to be effective as of May 12, 1998.

         IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees in office, have executed this instrument as of May 12, 1998.


------------------------                   ------------------------
Arch T. Allen, III                                  Jerry R. Barrentine


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Arnold H. Dreyfuss                                  Weston E. Edwards


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Thomas F. Keller                                    Daniel J. Ludeman


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Louis W. Moelchert, Jr.                             J. Garnett Nelson


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Troy A. Peery, Jr.                                  Peter J. Quinn, Jr.


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